UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

(Amendment No.   )

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SEQUENTIAL BRANDS GROUP, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEQUENTIAL BRANDS GROUP, INC.

1065 Avenue of the Americas, 30th Floor
New York, NY 10018

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held Thursday, June 12, 2014

To the Stockholders of Sequential Brands Group, Inc. (formerly known as People’s Liberation, Inc.):

The 2014 annual meeting of stockholders (the “Annual Meeting”) of Sequential Brands Group, Inc. (the “Company”) will be held at 1065 Avenue of the Americas, 30th Floor, New York, NY 10018 on Thursday, June 12, 2014 at 10:00 a.m. Eastern Time, for the following purposes:

1.	To elect two (2) Class III members of the board of directors for a three-year term;
2.	To ratify the selection of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014;
3.	To approve, on an advisory basis, the compensation of our named executive officers (“say-on-pay”); and
4.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The board of directors has fixed the close of business on April 22, 2014 as the record date for determination of stockholders entitled to notice of, and to vote at, the meeting and any of its adjournments or postponements.

You are cordially invited to attend the Annual Meeting in person. However, you must be a stockholder of record at the close of business on April 22, 2014 to vote at the meeting.

YOUR VOTE IS VERY IMPORTANT.  Whether or not you plan to attend the Annual Meeting, we urge you to vote. If you have received a Notice of Internet Availability of Proxy Materials, you should follow the instructions for voting provided in that notice. If you requested a hard copy of the Proxy Statement, fill in, date and sign the enclosed proxy card and mail it promptly in the envelope provided. If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority to vote your shares only on routine matters, such as the ratification of selection of our independent registered public accounting firm (Proposal No. 2), even if the broker does not receive voting instructions from you. Your broker does not have discretionary authority to vote on non-routine matters without instructions from you, in which case a “broker non-vote” will occur and your shares will not be voted on these matters. Non-routine matters include the election of directors (Proposal No. 1) and the say-on-pay vote (Proposal No. 3).

Date These Proxy Materials Are First Being Made Available:  on or about April 30, 2014.

April 30, 2014	By Order of the Board of Directors
/s/ William Sweedler William Sweedler Chairman of the Board of Directors

i

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 12, 2014

The notice of Annual Meeting, the proxy statement and our fiscal 2013 annual report to stockholders are available on our website at http://www.sequentialbrandsgroup.com. Additionally, in accordance with Securities and Exchange Commission rules, you may access our proxy materials at
www.investorvote.com/SQBG.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS, WE URGE YOU TO VOTE. IF YOU HAVE RECEIVED A NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS, YOU SHOULD FOLLOW THE INSTRUCTIONS FOR VOTING PROVIDED IN THAT NOTICE. IF YOU REQUESTED A HARD COPY OF THE PROXY STATEMENT, FILL IN, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENVELOPE PROVIDED. YOUR PROMPT RETURN OF THE PROXY CARD WILL HELP AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION TO ASSURE A QUORUM AT THE MEETING.

THE ANNUAL MEETING WILL BE HELD ON JUNE 12, 2014

SEQUENTIAL BRANDS GROUP, INC.

1065 Avenue of the Americas, 30th Floor

New York, NY 10018

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held Thursday, June 12, 2014

GENERAL INFORMATION AND VOTING RIGHTS

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by the board of directors (the “Board of Directors”) of Sequential Brands Group, Inc., a Delaware corporation formerly known as People’s Liberation, Inc., for use at the 2014 annual meeting of stockholders (the “Annual Meeting”) to be held at 1065 Avenue of the Americas, 30th Floor, New York, NY on Thursday, June 12, 2014 at 10:00 a.m. Eastern Time, and any adjournments or postponements thereof. We anticipate that the Notice of Annual Meeting of Stockholders will first be mailed or given to our stockholders and the proxy materials will first be made available on the Internet on or about April 30, 2014.

Your vote is important. If your shares are registered in your name, you are a stockholder of record. If your shares are held in an account at a brokerage firm, bank, dealer or other similar organization or other nominees, then you are the beneficial owner of the shares and your shares are held in “street name.” We encourage you to vote by proxy so that your shares will be represented and voted at the meeting even if you cannot attend. If your shares are held in street name, the organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting and you must obtain a proxy, executed in your favor, from such organization in order to be able to vote at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy at any time before the meeting either by filing with the Secretary of the Company at our principal offices a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote your shares in person. If you hold your shares in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee. You must contact your broker, bank or other nominee to find out how to do so. All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Only holders of record of our common stock at the close of business on April 22, 2014 will be entitled to vote at the Annual Meeting on the proposals described in this Proxy Statement. On the record date, there were 24,700,578 shares of common stock outstanding. On all matters to come before the meeting, each holder of record of common stock is entitled to one vote for each share of common stock.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place in order to solicit additional proxies in favor of the nominees to the Board of Directors, the persons named as proxies and acting thereunder will have discretion to vote on these matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. At the date this Proxy Statement went to press, we did not know of any other matter to be raised at the Annual Meeting.

The affirmative vote of the majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election to the Board of Directors of each of the nominees for director. If the quorum is present, the two nominees for election as Class III directors who receive the highest number of “For” votes will be elected directors. Brokers, banks and other financial institutions can no longer vote your stock on your behalf for the election of directors if you have not provided instructions on your voting instruction form. For your vote to be counted, you must submit your voting instructions to your broker or custodian. Abstentions will be counted as present for the purpose of this vote, and therefore will have the same vote as a vote against the nominees for director. Broker non-votes will not be counted as present and are not entitled to vote on the nominees for director.

Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of the majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will be counted as present for the purposes of this vote, and therefore will have the same effect as a vote against the proposal. Broker non-votes will be counted as present and are entitled to vote on the proposal.

Adoption of the non-binding advisory vote on compensation of our named executive officers requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will be counted as present for the purposes of this vote, and therefore will have the same effect as a vote against this proposal. Broker non-votes will not be counted as present and are not entitled to vote on the proposal.

In order for us to conduct the Annual Meeting, the holders of a majority of the shares of the common stock outstanding as of April 22, 2014, must be present at the Annual Meeting in person or by proxy. This is referred to as a quorum. Abstentions and broker non-votes will be included in the number of shares present at the Annual Meeting for determining the presence of a quorum.

If you hold your shares directly in your own name, your shares will not be voted if you do not vote them or provide a proxy. If you hold your shares directly in your own name, and you sign and return your proxy card (including over the Internet or by telephone) but do not include voting instructions, your proxy will be voted as the Board of Directors recommends on each proposal.

If you hold your shares in “street name” and do not provide voting instructions to your bank, broker or other custodian, your broker may vote your shares on “routine” matters even if you do not provide a proxy. A “Broker non-vote” occurs when a beneficial owner of shares held by a broker, bank, or other nominee fails to provide the record holder with voting instructions on any non-routine matters brought to a vote at the meeting. The only routine matter to be voted on at the Annual Meeting is the ratification of our independent registered public accounting firm for the fiscal year ending December 31, 2014 (Proposal No. 2). If a brokerage firm votes your shares on these matters in accordance with these rules, your shares will count as present at the Annual Meeting for purposes of establishing a quorum and will count as “for” vote or “against” vote, as the case may be, depending on how the broker votes. If a brokerage firm signs and returns a proxy on your behalf that does not contain voting instructions, your shares will count as present at the Annual Meeting for quorum purposes and will be voted in connection with the selection of our independent registered public accounting firm for the fiscal year ending December 31, 2014, but will not count as a “for” vote for any other matter, including the election of directors. Because brokers require their customers’ direction to vote on non-routine matters, it is critical that the stockholders provide their brokers with voting instructions with respect to the proposals involving non-routine matters (Proposal No. 1 and Proposal No. 3).

ANNUAL MEETING ADMISSION

Only stockholders and certain other permitted attendees may attend the Annual Meeting. If you plan to attend the Annual Meeting in person, we ask that you also complete and return the reservation form attached to the end of the Proxy Statement. Please note that space limitations make it necessary to limit attendance to stockholders and one guest. Admission to the Annual Meeting will be on a first-come, first-served basis. Proof of the Company’s stock ownership as of the record date, along with photo identification, will be required for admission. The street name holders will need to bring a copy of a brokerage statement reflecting their stock ownership as of the record date. No cameras, recording equipment, electronic devices, use of cell phones or other mobile devices, large bags or packages will be permitted at the Annual Meeting.

SOLICITATION OF PROXIES

We will bear the expense of soliciting proxies. Our directors, officers and other employees may solicit proxies in person, by telephone, by mail or by other means of communication, but such persons will not be specially compensated for such services. We may also reimburse brokers, banks, custodians, nominees and other fiduciaries for their reasonable charges and expenses in connection with the distribution of proxy materials.

HOUSEHOLDING

The Company has chosen to follow the “notice only” option for stockholders, which requires that only a Notice of Internet Availability of Proxy Materials be mailed to stockholders. Stockholders who receive the Notice of Internet Availability of Proxy Materials and wish to receive hard copies of the proxy materials may receive such copies by making a request on-line at www.investorvote.com/SQBG. To reduce the expense of delivering duplicate proxy materials to our stockholders, we are relying on the rules of the Securities and Exchange Commission (the “SEC”) that permit us to deliver only one set of proxy materials, including our Proxy Statement, proxy card and our 2013 Annual Report who share an address unless we receive contrary instructions from any stockholder at that address. This practice, known as “householding,” reduces duplicate mailings, thus saving printing and postage costs as well as natural resources. Each stockholder retains a separate right to vote on all matters presented at the Annual Meeting. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you wish to receive a separate copy of the 2013 Annual Report or other proxy materials, free of charge, or if you wish to receive separate copies of future annual reports or proxy materials, please mail your request to, Sequential Brands Group, Inc., 1065 Avenue of the Americas, 30th Floor, New York, NY 10018, attention: Investor Relations, or call us at (646) 564-2577.

STOCKHOLDER LIST

For at least ten days prior to the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting, arranged in alphabetical order, showing the address of and number of shares registered in the name of each stockholder, will be open for examination by any stockholder, for any purpose related to the Annual Meeting, during ordinary business hours at our principal executive offices. The list will also be available for examination at the Annual Meeting.

VOTING RESULTS OF THE ANNUAL MEETING

Voting results will be published in a Current Report on Form 8-K issued by us within four (4) business days following the Annual Meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Amended and Restated Certificate of Incorporation provides that the number of directors of the Company shall be fixed from time to time exclusively by the Board of Directors, but shall not be less than two (2) nor more than fifteen (15). The Board of Directors has fixed the number of directors at seven (7).

Our Board of Directors is divided into three classes designated Class I, Class II and Class III. Directors hold office for staggered terms of three years. One of the three classes is elected each year to succeed the directors whose terms are expiring.

Yehuda Shmidman and William Sweedler serve as the Class I directors, Matthew Eby, Stewart Leonard, Jr. and Gary Johnson serve as the Class II directors, and Al Gossett and Aaron Hollander serve as the Class III directors. The Class I, Class II and Class III directors serve terms that expire in 2015, 2016 and 2014, respectively.

The Board of Directors has nominated Al Gossett and Aaron Hollander for election at the Annual Meeting to serve as the Class III directors. If elected, Mr. Gossett and Mr. Hollander will serve until the annual meeting of stockholders to be held in 2017 or until their respective successors have been duly elected and qualified or until they otherwise cease to serve as directors.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named above. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies will be voted for such other nominee(s) as shall be designated by the then current Board of Directors to fill any vacancy. We have no reason to believe that the nominees will be unable or unwilling to serve if elected as directors.

The principal occupation and certain other information about the nominees and our directors and executive officers are set forth on the following pages.

Directors and Executive Officers

The following table sets forth certain information with respect to the nominees and the directors and executive officers of the Company as of April 22, 2014. The nominees are currently directors of the Company.

Name	Age	Position with the Company
Class I Director: (Term Expiring in 2015)
Yehuda Shmidman	32	Class I Director, Chief Executive Officer and Secretary
William Sweedler	47	Class I Director and Chairman of the Board of Directors
Class II Director: (Term Expiring in 2016)
Matthew Eby	42	Class II Director
Stewart Leonard, Jr.	59	Class II Director
Gary Johnson	59	Class II Director
Class III Directors Nominees: (Current Term Expiring in 2014)
Al Gossett	60	Class III Director
Aaron Hollander	57	Class III Director
Other Executive Officers:
Gary Klein	38	Chief Financial Officer

Board of Directors and Nominees

Yehuda Shmidman was appointed Chief Executive Officer on November 19, 2012 and was selected to become a director of the Company because his knowledge of managing and developing brands makes him a valuable member of our Board of Directors. Prior to joining the Company, Mr. Shmidman served as the Chief Operating Officer (“COO”) and executive officer of Iconix Brand Group, Inc. (NASDAQ: ICON) (“Iconix”). Mr. Shmidman first joined Iconix in 2005 and held multiple positions of increasing responsibility during his seven year tenure, ranging from head of global business development to direct involvement with corporate initiatives related to mergers and acquisitions, global joint ventures, corporate finance and investor relations leading to his promotion to COO in 2010. Prior to joining Iconix, Mr. Shmidman worked at a start-up licensing agency in New York that launched several direct to retail brands. Mr. Shmidman received a Bachelor of Arts degree magna cum laude in Political Science from Yeshiva University.

William Sweedler joined our Board of Directors as Chairman on February 22, 2012 and was selected to become a director of the Company because his knowledge of the consumer industry and his experience in managing and developing brands makes him a valuable member of our Board of Directors. Mr. Sweedler was appointed to the Board of Directors in connection with our financing transaction with TCP WR Acquisition, LLC (“TCP WR”) in February 2012 (see the heading “Certain Relationships and Related Transactions” below for further information). Mr. Sweedler is presently co-founder and managing partner of Tengram Capital Partners LLC (“Tengram Partners”), a consumer private equity firm formed to invest in the consumer and retail sectors. He was formerly Chairman and Chief Executive Officer of Windsong Brands LLC (“Windsong Brands”), a diversified brand development and investment company that specialized in the acquisition, growth, licensing and comprehensive management of consumer branded intellectual property and businesses. Mr. Sweedler has over 20 years of experience in the consumer sector as an operator and strategic investor. Current portfolio companies and investments include Robert Graham, Nest Fragrances, Laura Geller, Field & Stream, Carlos Falchi and Design Within Reach (OTC: DWRI). Prior to founding Windsong Brands, he was President and Chief Executive Officer of Joe Boxer, a wholly owned division of Iconix, of which he was Executive Vice President and Director. Prior to Mr. Sweedler joining Iconix, he was a founder of Windsong Allegiance Group LLC (“WAG”), a diverse apparel marketer and brand manager. While Chief Executive Officer of WAG, he led the acquisition and restructuring of Joe Boxer and Hathaway Shirt Company. Mr. Sweedler has served as a director of Iconix, Talon International, Inc. (OTC: TALN) and Bank of Westport (NASDAQ: BWST). He is currently Co-Chairman of Robert Graham and Carlos Falchi. He is also a director at Nest Fragrances, Laura Geller, Field & Stream, Skip Barber Racing and Design Within Reach. Mr. Sweedler graduated from Babson College with a B.S. in finance and investments and joined Polo Ralph Lauren for four years prior to co-founding WAG.

Matthew Eby joined our Board of Directors on February 22, 2012 and was selected to become a director of the Company because his knowledge of the apparel industry and his experience in managing and developing brands makes him a valuable member of our Board of Directors. Mr. Eby was appointed to the Board of Directors in connection with our financing transaction with TCP WR in February 2012 (see the heading “Certain Relationships and Related Transactions” below for further information). Mr. Eby is presently co-founder and managing partner of Tengram Partners. Mr. Eby serves on the Investment Committee of Tengram Partners and is active in the oversight of all areas of the firm. From 2003 to 2010, prior to founding Tengram Partners, Mr. Eby was the founder and Chief Investment Officer of JAWS Estates Capital (“JAWS”), the private investment office of Barry Sternlicht and the Sternlicht family. In his capacity as Chief Investment Officer, he was responsible for investment and asset allocation decisions and recommendations across a broad spectrum of asset classes and investment strategies. His responsibilities included leading investments in hedge funds, private equity funds, direct transactions in a broad array of public markets and direct transactions in private companies. Mr. Eby currently serves on the boards of directors of Field & Stream, Robert Graham, Nest Fragrances, Laura Geller and DevaCurl. Prior to founding JAWS, Mr. Eby was an associate at Morgan Stanley from 2002 to 2003 and, prior to entering the investment industry, he served five years as an officer in the U.S. Navy. Mr. Eby is a graduate of the United States Naval Academy and Harvard Business School.

Stewart Leonard, Jr. joined our Board of Directors on May 1, 2013 and was selected to become a director of the Company because his experience in managing brands makes Mr. Leonard, Jr. a valuable member of our Board of Directors. Mr. Leonard, Jr. is currently Chief Executive Officer of Stew Leonard’s, a unique family-owned and operated, farm-fresh grocery and wine store chain. During Mr. Leonard, Jr.’s tenure at Stew Leonard’s, which began in 1991, Stew Leonard’s has grown to include four supersized food stores and nine wine stores across Connecticut, New York and New Jersey. The stores are among the nation’s best performing per square foot, generating approximately $400 million in annual sales. The company also employs more than 2,000 team members and is consistently recognized by Forbes Magazine’s “100 Best Companies to Work For” list. Mr. Leonard, Jr. earned a B.S. degree from Ithaca College and received an MBA from UCLA.

Gary Johnson joined our Board of Directors on May 1, 2013. Mr. Johnson is an entrepreneur who has founded and built several companies over his professional career. His extensive background in both public and private equity owned companies in the financial, business and direct marketing services industries makes Mr. Johnson a valuable member of our Board of Directors. Mr. Johnson currently serves as Chairman of Capital Access Network, a 13-year old financial services company that has funded over 100,000 small retail businesses with over $3 billion of capital. Prior to this, Mr. Johnson served as Chairman and Chief Executive Officer of Vertrue Inc., one the nation’s leading consumer marketing companies which was listed on NASDAQ from 1997 to 2007. Mr. Johnson earned a B.S. degree in civil engineering from Tufts University and received an MBA from Harvard Business School.

Al Gossett is a nominee for election at the Annual Meeting and became a director of the Company on December 14, 2011 and was selected to become a director of the Company because his experience in managing brands makes him a valuable member of our Board of Directors. Mr. Gossett was appointed to the Board of Directors in connection with the restructuring of the ownership of our William Rast branded apparel business. Mr. Gossett is President, Chief Executive Officer and owner of Gossett Automotive Group, which he founded in 1988. Gossett Automotive Group consists of 15 automotive dealerships located in Memphis, TN. The various brands under this umbrella of dealerships include two (2) Volkswagen, two (2) Kia, two (2) Hyundai, Porsche, Audi, Chrysler, Jeep, Dodge, Ram, Mazda, Mitsubishi and FIAT. Mr. Gossett has been involved in the auto dealership industry since 1975. In 1988, he acquired his first dealership. During the course of his career, Mr. Gossett has chaired or served on a number of district, regional and national dealer boards within the industry, including Chrysler, Jeep, Dodge, Chrysler Financial, Volkswagen, Volkswagen Financial, Suzuki and AIADA. He has received numerous awards for his accomplishments within the automotive industry. Since June 2009, Mr. Gossett has served on the board of directors of Landmark Community Bank in Collierville, TN, a suburb of Memphis, TN. Since 2005, Mr. Gossett has also served as the managing partner of JALP, LLC (d/b/a ful), a wholesale business engaged in the global distribution of backpacks, luggage and apparel. An avid sports enthusiast, Mr. Gossett is in the ownership group of the Memphis Grizzlies, an NBA team located in Memphis, TN. He is active in charities supporting children in various capacities and has been a strong supporter and advocate of St. Jude’s Children’s Research Hospital, Le Bonheur Children’s Hospital and Make-A-Wish, all located in Memphis, as well as many other causes and charities nationwide. Mr. Gossett attended Northwestern University.

Aaron Hollander is a nominee for election at the Annual Meeting and became a director of the Company on September 11, 2013 and was selected to become a director of the Company because of his accounting, financial and professional management experience. Mr. Hollander is currently Chairman, CEO and President of First Aviation Services Inc., a leading worldwide provider of maintenance, repair and overhaul services to the aerospace industry. From December 2001 to July 2009, Mr. Hollander also served as the CEO of Skip Barber Racing School LLC and, from 1993 until February 2012, served as Chairman and the CEO of Imtek, LLC, an agency that provides direct marketing, printing, fulfillment, and location intelligence services to clients across a variety of industries. Earlier, Mr. Hollander co-founded First Equity Group, advising the aerospace and defense industries on significant transactions impacting those sectors. Prior to co-founding First Equity Group, Mr. Hollander worked for the Boston Consulting Group, and as a CPA and CMA with Arthur Young & Company (now Ernst & Young). Mr. Hollander received his B.S. in Economics from the Wharton School, University of Pennsylvania and earned an MBA with distinction from Harvard Business School.

Other Executive Officers

Gary Klein was appointed as our Chief Financial Officer on November 29, 2012. Mr. Klein, until his appointment, served as the Vice President of Finance at Iconix since 2008. Mr. Klein joined Iconix in 2005, and during his seven year tenure was regularly involved in matters relating to financial planning and analysis, reporting and accounting, corporate finance, investor relations, mergers and acquisitions and Iconix’s management information systems. From February 2005 to December 2005, Mr. Klein served at TV Guide Publishing Group as the Director of Financial Planning and Analysis, and from May 2001 to February 2005, Mr. Klein served as Finance Manager at Columbia House, one of the world’s largest licensees of content for music and film. Prior to that time, Mr. Klein served at Office.com as a senior accountant and at Rosen, Seymour, Shapps, Martin & Co., a public accounting firm, as a staff accountant. Mr. Klein earned a bachelor’s degree in accounting from the University at Albany in 1998.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEE NAMED IN THIS PROXY STATEMENT

CORPORATE GOVERNANCE

Meetings and Committees

The Board of Directors held sixteen (16) meetings during 2013, including seven (7) meetings by unanimous written consent. Each current director, while serving as a director, attended at least 75% of all the meetings of the Board of Directors. While we have not established a policy with respect to members of the Board of Directors attending annual meetings, directors are generally in attendance at the annual meeting of stockholders. Our 2013 annual meeting of stockholders was attended by all of the directors then serving.

Effective September 24, 2013, we are listed on the NASDAQ Stock Market LLC (“NASDAQ”) and are subject to the NASDAQ listing standards that require us to have a majority of our Board of Directors comprised of independent directors and separate committees comprised of independent directors. The NASDAQ definition of independent director includes a series of objective tests. Specifically, a director is deemed independent under the NASDAQ rules if such director is not an executive officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Generally, the following persons are not considered independent:

•	a director who is, or at any time during the past three years was, employed by the Company; or
•	a director who accepted or who has a family member who accepted any compensation from the Company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than compensation for board or board committee service, compensation paid to a family member who is an employee (other than an executive officer) of the Company, or benefits under a tax-qualified retirement plan, or non-discretionary compensation.
•	a director who is a family member of an individual who is, or at any time during the past three years was, employed by the Company as an executive officer;
•	a director who is, or has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than payments arising solely from investments in the Company’s securities; or payments under non-discretionary charitable contribution matching programs.
•	a director who is, or has a family member who is employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company serve on the compensation committee of such other entity; or
•	a director who is, or has a family member who is, a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

The Board of Directors has affirmatively determined that four of our seven current directors, namely Mr. Leonard, Jr., Mr. Johnson, Mr. Gossett and Mr. Hollander, are “independent” as that term is defined in Section 5605(a)(2) of the NASDAQ Stock Market’s Listing Rules. Mr. Matthew Eby and Mr. William Sweedler do not meet the independence requirements of Section 5605(a)(2) of the NASDAQ Stock Market’s Listing Rules because they are controlling members and partners of Tengram Capital Associates (“TCA”), which is the managing member of Tengram Capital Management, L.P. (“TCM”), to which the Company has made payments in excess of $1 million in 2012 and 2013. Mr. Shmidman is our Chief Executive Officer. Further, Mr. Richard Gersten, a former member of the Board of Directors who served in 2013, did not meet the independence requirements of Section 5605(a)(2) of the NASDAQ Stock Market’s Listing Rules because he is an executive officer of an entity affiliated with TCP WR to which the Company made certain payments in 2013 (see “Reportable Related Party Transactions” for further information). As previously disclosed by the Company, Mr. Gersten resigned from the Board of Directors effective September 11, 2013, and the Board of Directors elected Mr. Hollander as a Class III Director to fill the vacancy created by Mr. Gersten’s resignation.

Mr. Gersten served on the Audit Committee, the Compensation Committee and the Governance Committee prior to Mr. Gersten’s resignation as director of the Company effective September 11, 2013.

In addition, the Board of Directors has established a separately designated audit committee (the “Audit Committee”), compensation committee (the “Compensation Committee”) and a governance committee (the “Governance Committee”) of the Board of Directors. Our Board of Directors may also establish special committees from time to time to perform specifically delegated functions. The Board of Directors has adopted a written charter that governs the conduct and responsibilities of each of the Audit Committee, Compensation Committee and Governance Committee, copies of which may be found on our website at http://www.sequentialbrandsgroup.com.

Audit Committee.  Our Audit Committee held six (6) meetings during 2013, including two (2) meetings by unanimous consent. The Audit Committee is chaired by Mr. Hollander, and seated by Mr. Gossett and Mr. Leonard, Jr., all of whom qualify as “independent” directors within the meaning of Section 5605(a)(2) of the NASDAQ Stock Market’s Listing Rules and Rule 10A-3(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Board of Directors has determined that Mr. Hollander qualifies as an audit committee “financial expert” within the meaning of the rules and regulations of the SEC and that each of our other Audit Committee members is able to read and understand fundamental financial statements and have substantial business experience that results in that member's financial sophistication. Among other responsibilities, the Audit Committee reviews the scope and results of quarterly reviews and the year-end audit with management and the independent auditors, reviews and discusses the adequacy of our internal controls, and recommends to the Board of Directors selection of independent auditors for the coming year. The Audit Committee operates under a written charter, which was adopted by the Board of Directors and is available on our website www.sequentialbrandsgroup.com.

Compensation Committee.  Our Compensation Committee held five (5) meetings by unanimous consent during 2013. The Compensation Committee is seated by Mr. Hollander, Mr. Gossett and Mr. Johnson, all of whom qualify as “independent” directors within the meaning of Section 5605(a)(2) of the NASDAQ Stock Market’s Listing Rules, including the enhanced independence requirements applicable to members of compensation committees. The Compensation Committee is primarily responsible for determining the annual salaries and other compensation of directors and executive officers and administering our equity compensation plans. In connection with its deliberations, the Compensation Committee seeks the views of management with respect to appropriate compensation levels of the other officers and directors and may recruit compensation experts to provide independent advice regarding market trends and other competitive considerations. During the fiscal year ended December 31, 2013, the Compensation Committee did not retain the services of compensation consultants to determine or recommend the amount or form of executive and director compensation. The Compensation Committee has the authority to delegate its responsibilities listed in the Compensation Committee charter to subcommittees if the Compensation Committee determines such delegation would be in the best interest of the Company. The Compensation Committee operates under a written charter, which was adopted by the Board of Directors and is available on our website www.sequentialbrandsgroup.com.

Governance Committee.  Our Governance Committee is seated by Mr. Gossett, Mr. Johnson and Mr. Leonard, Jr., all of whom qualify as “independent” directors within the meaning of Section 5605(a)(2) of the NASDAQ Stock Market’s Listing Rules. The Governance Committee reviews and makes recommendations regarding the functioning of the Board of Directors as an entity, recommends corporate governance principles applicable to the Company and assists the Board of Directors in its reviews of the performance of the Board of Directors and each of its committees. The Governance Committee operates under a written charter, which was adopted by the Board of Directors and is available on our website www.sequentialbrandsgroup.com.

Board Nominations

Although we do not have a nominating committee charter, the functions customarily delegated to a nominating committee are performed by our full Board of Directors. Our full Board of Directors reviews those members of the Board of Directors who are candidates for re-election to our Board of Directors, and makes the determination to nominate a candidate who is a current member of the Board of Directors for re-election for the next term. The Board of Directors’ methods for identifying candidates for election to the Board of Directors (other than those proposed by our stockholders, as discussed below, and other than candidates that we are contractually obligated to nominate pursuant to written agreements) include the solicitation of ideas for possible candidates from a number of sources, including existing members of the Board of Directors, our executives, individuals personally known to the members of the Board of Directors and other research. We may also from time to time retain one or more third-party search firms to identify suitable candidates.

In carrying out its function to nominate candidates for election to our Board of Directors, our Board of Directors considers the mix of skills, experience, character, commitment, and diversity of background, all in the context of the requirements of our Board of Directors at that point in time. Our Board of Directors believes that each candidate should be an individual who has demonstrated integrity and ethics in such candidate’s personal and professional life, has an understanding of elements relevant to the success of a publicly-traded company and has established a record of professional accomplishment in such candidate’s chosen field. Each candidate should be prepared to participate fully in our Board of Directors activities, including attendance at and active participation in meetings of our Board of Directors, and not have other personal or professional commitments that would, in our Board of Directors’ judgment, interfere with or limit such candidate’s ability to do so. Our Board of Directors has no stated specific minimum qualifications that must be met by a candidate for a position on our Board of Directors.

Our Board of Directors will consider nominees recommended by stockholders. A stockholder of the Company may nominate one or more persons for election as a director at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our amended and restated bylaws (the “Bylaws”). In addition, the notice must be made in writing and set forth as to each proposed nominee who is not an incumbent director (i) their name, age, business address and, if known, residence address, (ii) their principal occupation or employment, (iii) the class and number of shares of the Company’s stock owned beneficially and of record by such person and (iv) any other information concerning the nominee that must be disclosed respecting nominees in proxy solicitations pursuant to Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 14a-11 thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected. The recommendation should be addressed to our Secretary. For a stockholder recommendation to be considered by our Board of Directors as a potential candidate at an annual meeting, nominations must be received on or before the deadline for receipt of stockholder proposals for such meeting. If a stockholder decides to nominate a candidate for director and solicits proxies for such candidate, the stockholder will need to follow the rules set forth by the SEC and in our Bylaws as they pertain to director nominations.

Based on the foregoing and the Company’s obligations pursuant to the Preemptive Rights and Board Nominee Agreement, dated October 1, 2011, by and between the Company and Tennman WR-T, Inc., the Board of Directors nominated Al Gossett and Aaron Hollander for re-election as Class III members of the Board of Directors, subject to stockholder approval, for a three-year term ending on or around the date of the 2017 annual meeting of stockholders.

Board Leadership Structure

In connection with the closing of our financing transaction with TCP WR in February 2012, Mr. Sweedler was appointed as the Chairman of our Board of Directors. On November 19, 2012, Mr. Shmidman became our Chief Executive Officer and Secretary. The Board of Directors believes that its current leadership structure best serves the objectives of the Board of Directors’ oversight of management, the ability of the Board of Directors to carry out its roles and responsibilities on behalf of the stockholders and our overall corporate governance. The Board of Directors also believes that the current separation of the Chairman and Chief Executive Officer roles allows the Chief Executive Officer to focus his time and energy on operating and managing our business and leverages the experience and perspectives of our Chairman, who has a deep knowledge of the consumer industry and significant experience in managing and developing brands. The Board of Directors, however, periodically reviews the leadership structure and may make changes in the future.

Diversity

The Board of Directors does not have a formal policy with respect to Board of Directors nominee diversity. In selecting the nominees, the Board of Directors is committed to building and maintaining an ideal mix of talent and experience to achieve our business objectives in the current environment. In particular, the Board of Directors considers expertise, depth of knowledge in key areas that are important to us, and diversity of thought, background, perspective and experience so as to facilitate robust debate and broad thinking on strategies and tactics pursued by us. The Board of Directors believes this diversity is demonstrated in the range of experiences, qualifications and skills of the current members of the Board of Directors.

Communications with the Board of Directors

You may communicate with our Board of Directors by sending communications via email to board@sbg-ny.com or by telephoning the Secretary at the Company’s principal executive offices, who will then relay the communications to the Board of Directors.

Communications are distributed to the Board of Directors, or to any individual director, depending on the facts and circumstances described in the communication. In that regard, the Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board of Directors should be excluded including the following: junk mail and mass mailings, product complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will not be distributed, with the provision that any communication that is not distributed will be made available to any independent director upon request.

Any interested party, including any employee, may make confidential, anonymous submissions regarding questionable accounting or auditing matters or internal accounting controls and may communicate directly with the Chairman by letter to 1065 Avenue of the Americas, 30th Floor, New York, NY 10018, marked for the attention of the Chairman, as applicable.

Board Oversight of Risk Management

Our Board of Directors and our committees have the responsibility for the oversight of risk management. A fundamental part of risk management is not only understanding the risks we face and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of our Board of Directors in setting our business strategy is a key part of our assessment of risk management and the determination of what constitutes an appropriate level of risk for the Company. Members of our Board of Directors discuss with management our major risk exposures, their potential impact on the Company and the steps taken to manage these risks. In addition, our Board of Directors and its committees may retain, on such terms as they determine, in their sole discretion, independent legal, financial and other consultants and advisors to advise and assist them in fulfilling their oversight responsibilities.

Compensation of Directors and Officers

The Compensation Committee determines the compensation to be paid to our officers and directors, with recommendations from management as to the amount and/or form of such compensation. While our Compensation Committee may utilize the services of consultants in determining or recommending the amount or form of executive and director compensation, we do not at this time employ consultants for this purpose.

Code of Ethics and Business Conduct

We have adopted a code of ethics (the “Code of Ethics”) applicable to all members of the Board of Directors and to all of our employees and executive officers, including our Chief Executive Officer and Chief Financial Officer. The Code of Ethics constitutes a “code of ethics” as defined by applicable SEC rules and a “code of conduct” as defined by applicable NASDAQ Stock Market’s Listing Rules. The Code of Ethics has been publicly filed with the SEC and is incorporated by reference as an exhibit to the Annual Report on Form 10-K. Our Code of Ethics is posted on our Internet website located at www.sequentialbrands.com in the section titled “Investor Relations.” You may also request a copy of the Code of Ethics by writing or calling us at:

Sequential Brands Group, Inc.

Attn: Investor Relations
1065 Avenue of the Americas, 30th Floor
New York, NY 10018
(646) 564-2577

Any amendment or waiver of the Code of Ethics pertaining to a member of the Board of Directors or one of our executive officers will be disclosed on our website within four business days. We granted no waivers under our Code of Ethics in 2013.

Compensation Committee Interlocks and Insider Participation

None of the current members of our Compensation Committee is, or has ever been, an officer or employee of the Company or any of its subsidiaries. In addition, during the last fiscal year, no executive officer of the Company served as a member of the board of directors or the compensation committee of any other entity that has one or more executive officers serving on our Board or our Compensation Committee.

Litigation — Stockholder Derivative Complaint — Settled

On January 17, 2012, RP Capital, LLC (the “plaintiff”) filed a stockholders’ derivative complaint in the Superior Court of the State of California, County of Los Angeles, against the Company and former directors, Colin Dyne, Kenneth Wengrod, Susan White and Dean Oakey. The case alleged that the defendants (i) breached their fiduciary duties to the Company for failing to properly oversee and manage the Company, (ii) certain defendants were unjustly enriched, (iii) abused their control, (iv) grossly mismanaged the Company, (v) wasted corporate assets, (vi) engaged in self-dealing, and (vii) breached their fiduciary duties by disseminating false and misleading information. The plaintiffs sought (i) judgment against the defendants in favor of the Company for the amount of damages sustained by the Company as a result of the defendants’ alleged breaches of their fiduciary duties (ii) judgment directing the Company to take all necessary actions to reform and improve its corporate governance and internal procedures to comply with applicable laws (iii) an award to the Company of restitution from the defendants and an order from the court to disgorge all profits, benefits and other compensation obtained by the defendants from their alleged wrongful conduct and alleged fiduciary breaches and (iv) an award of costs and disbursements of the action, including reasonable fees for professional services. The parties agreed upon a settlement in the action. The court granted final approval of the settlement on March 12, 2013 and dismissed the case on the same day. Pursuant to the settlement, the Company was required, subject to certain exceptions, to implement and maintain in effect for a period of three years certain corporate governance initiatives. The Company is in compliance with all of its obligations pursuant to the settlement agreement. The settlement did not include any cash payment for damages.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following information is related to the compensation paid, distributed or accrued by us to our Chief Executive Officer (principal executive officer) and our only other most highly compensated officer serving at the end of the last fiscal year whose total compensation exceeded $100,000 in 2013. We refer to these persons as the “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Nonequity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Yehuda Shmidman Chief Executive Officer	2013	$600,000	$—	$—	$600,000	18,000	$1,218,000
	2012	72,727	—	2,278,127	—	2,250	2,353,104
Gary Klein Chief Financial Officer	2013	250,000	—	131,500	125,000	—	506,500
	2012	22,728	20,000	400,000	—	—	442,728

(1)	Reflects a signing bonus received by Mr. Klein upon his appointment as our Chief Financial Officer on November 29, 2012.
(2)	The amounts in this column represent the grant date fair value with respect to shares of restricted stock granted in the applicable fiscal year calculated in accordance with ASC Topic 718. For additional information on the valuation assumptions with respect to stock awards granted, please see Note 17 to our consolidated financial statements included in the Company’s Annual Report on Form 10-K for the years ended December 31, 2013 and 2012. The amount does not reflect the actual value that may be realized by the named executive officer which depends on the value of our shares in the future.
(3)	Other compensation indicated in the above table consists of car allowances.

Compensation for Fiscal Year Ended December 31, 2013

In the fiscal year ended December 31, 2013, we compensated our executive officers through base salary, bonuses, equity compensation and, in the case of our Chief Executive Officer, limited perquisites, which included a car allowance. The following is a description of the material terms of each of our named executive officer’s employment arrangements with us and the material terms of their compensation for fiscal year 2013:

Yehuda Shmidman.  On November 19, 2012, our Board of Directors appointed Yehuda Shmidman as our Chief Executive Officer and a Class I director of the Board of Directors, and Mr. Shmidman will serve on the Board of Directors for a term expiring at the 2015 annual meeting of stockholders, or until his successor has been elected and qualified. In connection with his appointment as our Chief Executive Officer, we entered into an employment agreement with Mr. Shmidman. Pursuant to the agreement, Mr. Shmidman will serve as our Chief Executive Officer for a term of three years. During the term of the agreement, Mr. Shmidman will receive a base salary of $600,000 per annum, which is subject to increase, and he will be eligible to receive an annual cash performance bonus of up to 100% of his base salary based on the attainment of the EBITDA target to be determined by the Compensation Committee after consultation with Mr. Shmidman. The Compensation Committee determined that Mr. Shmidman attained the pre-established EBITDA target for 2013 and awarded Mr. Shmidman a cash bonus of 100% of base salary.

On November 19, 2012, the Company issued 396,196 shares of restricted stock to Mr. Shmidman in accordance with the terms of his employment agreement, of which 25% vested on the date of grant, with the remaining shares vesting in equal installments on each of the first, second and third anniversaries of the grant date. On November 1, 2013, the Compensation Committee resolved to cancel the shares of restricted stock issued to Mr. Shmidman on November 19, 2012 and to issue replacement shares of restricted stock under the Sequential Brands Group, Inc. 2013 Stock Incentive Compensation Plan (the “2013 Stock Incentive Plan”) on the same terms and subject to the same vesting schedule as the cancelled shares.

In the event Mr. Shmidman’s employment is terminated by us without cause or by Mr. Shmidman for good reason, Mr. Shmidman will receive all earned but unpaid base salary and payment for all accrued but unused vacation time through the date of termination, as well as any benefits to which Mr. Shmidman may be entitled under employee benefit plans (collectively, the “accrued obligations”). Mr. Shmidman will also receive a severance amount equal to the greater of (i) 1.5 times his base salary then in effect and (ii) an amount equal to the base salary that Mr. Shmidman would have received for the remainder of the term of the agreement had Mr. Shmidman’s employment continued until the end of the employment period. In addition, Mr. Shmidman will receive earned bonuses that have not been paid for prior fiscal years and, in the event such resignation or termination occurs following our first fiscal quarter of any year, a pro-rated annual bonus for the year in which his employment was terminated (the “pro-rated bonus”). In the event Mr. Shmidman’s employment is terminated by us without cause or by Mr. Shmidman for good reason, all unvested restricted stock will accelerate and become fully vested on the date of his termination. If Mr. Shmidman’s employment is terminated as a result of his death or disability, we will pay to Mr. Shmidman or his estate all accrued obligations, any earned bonuses that have not been paid for prior fiscal years and the pro-rated bonus. In addition, the restricted stock award will vest with respect to the portion of such award that was scheduled to vest in the year in which Mr. Shmidman’s death or disability occurs. In the event of Mr. Shmidman’s death, we will also continue to pay Mr. Shmidman’s base salary to his estate for the remainder of the year in which his death occurs. In the event Mr. Shmidman is terminated by us for cause or Mr. Shmidman terminates his employment without good reason, we will have no further obligations to Mr. Shmidman except to pay Mr. Shmidman all accrued obligations. Mr. Shmidman is also prohibited from competing with us for a period of six months upon the termination of his employment by us without cause or a resignation by Mr. Shmidman for good reason and for a period of twelve months upon the termination of his employment by us for cause or a resignation by Mr. Shmidman without good reason.

Gary Klein.   On November 29, 2012, our Board of Directors appointed Gary Klein as our Chief Financial Officer for a term of three years. During the term of his employment, Mr. Klein will receive a base salary of $250,000 per annum, which is subject to increase, and he will be eligible to receive an annual cash performance bonus of up to 50% of his base salary based on the attainment of the EBITDA target to be agreed upon by the Company and Mr. Klein and approved by the Compensation Committee. The Compensation Committee determined that Mr. Klein attained the pre-established EBITDA target for 2013 and awarded Mr. Klein a cash bonus of 50% of base salary. On October 31, 2013, the Compensation Committee also granted Mr. Klein 25,000 shares of restricted stock under the 2013 Stock Incentive Plan. The shares will vest in equal installments on each of the first, second and third anniversaries of the grant date.

On November 29, 2012, Mr. Klein received a signing bonus of $20,000 and the Company issued 80,000 shares of restricted stock to Mr. Klein in accordance with terms of his employment agreement, of which 25% vested upon Mr. Klein’s employment commencement date, with the remaining shares vesting in equal installments on each of the first, second and third anniversaries of Mr. Klein’s start date. On November 1, 2013, the Compensation Committee resolved to cancel the shares of restricted stock issued to Mr. Klein on November 29, 2012 and to issue replacement shares of restricted stock under the Company’s 2013 Stock Incentive Plan on the same terms and subject to the same vesting schedule as the cancelled shares. In the event of a change of control of the Company, all unvested shares of restricted stock will immediately vest.

Outstanding Equity Awards at Fiscal Year-End 2013

The following table provides information with respect to stock option and restricted stock awards held by each of the named executive officers as of December 31, 2013. None of the named executive officers exercised options during the fiscal year ended December 31, 2013.

	Stock Awards
Name	Number of Shares of Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)(4)
Yehuda Shmidman	198,098	(1)	1,069,729
Gary Klein	25,000	(2)	135,000
	40,000	(3)	216,000

(1)	The 198,098 shares will vest in equal installments on each of November 19, 2014 and November 19, 2015.
(2)	The 25,000 shares will vest in equal installments on each of October 31, 2014, October 31, 2015 and October 31, 2016.
(3)	The 40,000 shares will vest in equal installments on each of November 29, 2014 and November 29, 2015.
(4)	The market value of the restricted stock awards is based on the closing market price of our common stock as of December 31, 2013, which was $5.40 per share.

2014 Equity Compensation

In January 2014, the Compensation Committee resolved to award performance-based stock grants under the 2013 Stock Incentive Plan to certain members of senior management and a consultant to the Company, including 300,000 performance-based stock grants to our Chief Executive Officer, Mr. Shmidman, and 180,000 performance-based stock grants to our Chief Financial Officer, Mr. Klein. Payouts on these awards will be based on the Company’s achievement of certain financial targets for each year over a three-year period, including organic growth, EBITDA and other criteria to be established by the Compensation Committee. The awards will vest 20% in each of years one and two of the performance period and 60% in year three of the performance period.

Director Compensation

The following table details the total compensation earned by the Company’s non-employee directors in 2013:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Stewart Leonard, Jr.	$33,333	$50,000	—	$83,333
Gary Johnson	33,333	50,000	—	83,333
Al Gossett	37,500	50,000	—	87,500
Aaron Hollander	14,584	50,000	—	64,584
William Sweedler	—	—	—	—
Matthew Eby	—	—	—	—
Richard Gersten(2)	—	—	—	—
Total	$118,750	$200,000	—	$318,750

(1)	The amounts in this column represent the grant date fair value with respect to shares of restricted stock granted in the applicable fiscal year calculated in accordance with ASC 718. For additional information on the valuation assumptions with respect to stock awards granted in 2013, please see Note 17 to our consolidated financial statements included in the Company’s Annual Report on Form 10-K for the years ended December 31, 2013 and 2012. The amount does not reflect the actual value that may be realized which depends on the value of our shares in the future.
(2)	Mr. Gersten resigned from the Board of Directors effective September 11, 2013.

The general policy of our Board of Directors is that compensation for non-employee directors will generally be comprised of a mix of cash and equity based compensation as follows: (i) an annual cash retainer of $50,000 and (ii) $50,000 payable in shares of common stock, vesting on the one-year anniversary of service on the Board of Directors. Cash compensation shown above is pro-rated based on length of service on the Board. Mr. Sweedler and Mr. Eby are principals of our largest stockholder and do not receive any compensation for service on the Board of Directors. We do not pay management directors for Board of Directors service in addition to their regular employee compensation. Our directors are also reimbursed for travel expenses associated with attendance at Board of Directors meetings. There were no reimbursements for travel expenses for the fiscal year ended December 31, 2013.

Indemnification of Directors and Executive Officers and Limitation of Liability

Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for:

•	any breach of their duty of loyalty to the corporation or its stockholders;
•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions; or
•	any transaction from which the director derived an improper personal benefit.

Article Fifth, paragraph D of our amended and restated certificate of incorporation states that no director shall have personal liability to us or our stockholders for monetary damages for breach of fiduciary duty as a director. However, the provision does not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware (the “DGCL”) or (iv) for any transaction from which the director derived an improper personal benefit.

Article X, Section 1 of our amended and restated bylaws states that we shall indemnify any person who was, or is threatened to be, made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, to the extent and under the circumstances permitted by the DGCL. Such indemnification (unless ordered by a court) shall be made as authorized in a specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in the DGCL. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if such quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (4) by the stockholders.

In addition to the indemnification required in our amended and restated certificate of incorporation and our amended and restated bylaws, we have entered into indemnity agreements with current and former officers, directors and key employees. These agreements provide for the indemnification of such individuals for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are, or were, our agents. We believe these indemnification provisions and agreements are necessary to attract and retain qualified directors, officers and key employees.

A stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification by us is sought, nor are we aware of any threatened litigation that may result in claims for indemnification, other than as described elsewhere in this report.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, key employees or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth certain information regarding our equity compensation plans as of December 31, 2013.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders(1)	166,667	$4.14	N/A
Equity compensation plans approved by security holders(2)	189,000	$5.78	1,599,805
Equity compensation plans not approved by security holders(3)	1,802,922	$3.55	N/A
Total	2,158,589		1,599,805

(1)	Consists of options underlying our 2005 Stock Incentive Plan (the “2005 Stock Incentive Plan”). The 2005 Stock Incentive Plan was replaced by the Sequential Brands Group, Inc. 2013 Stock Incentive Compensation Plan (the “2013 Stock Incentive Plan”). No new grants will be granted under the 2005 Stock Incentive Plan.
(2)	Consists of options and warrants underlying our 2013 Stock Incentive Plan, of which an aggregate of 2,500,000 shares have been reserved for issuance. Because we issued 711,195 shares of restricted stock, the number of securities available for future issuance has been reduced.
(3)	Consists of options and warrants issued outside of the equity compensation plans in connection with certain completed financings and acquisitions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Party Transactions

We have adopted the Code of Ethics that applies to all employees and directors of the Company. This Code of Ethics requires that all of our employees and directors avoid engaging in activities that give rise to conflicts of interest, including engaging in any transactions with the Company, without first obtaining a waiver. Executive officers and directors are required to obtain such a waiver from our Board of Directors or an appropriate committee of our Board of Directors. There were no instances during 2013 in which an executive officer or director engaged in a related party transaction with the Company without first obtaining a waiver as required under our Code of Ethics.

Reportable Related Party Transactions

Other than the employment arrangements described elsewhere in this Proxy Statement and the transactions described below, since January 1, 2012, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

•	in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the company’s total assets at year end for the last two completed fiscal years; and
•	in which any director, director nominee, executive officer, stockholder who beneficially owns 5% or more of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

Entry into 2013 PIPE Purchase Agreements

On July 25, 2013, the Company entered into securities purchase agreements (the “2013 PIPE Purchase Agreements”) with certain accredited investors signatory thereto (the “2013 PIPE Investors”), pursuant to which the Company agreed to sell to the 2013 PIPE Investors an aggregate of 8,000,000 shares of the Company’s common stock at a purchase price of $5.50 per share, for a total offering amount of $44 million. The 2013 PIPE Investors included TCP SQBG II LLC (“TCP II”), an investment vehicle of Tengram Capital Partners Gen2 Fund, L.P. (“Tengram”), our largest stockholder, which agreed to purchase 257,273 shares, and Mr. Al Gossett, a member of our Board of Directors, who agreed to purchase 109,091 shares. Our directors, Mr. Sweedler and Mr. Eby, are controlling partners of TCA (the general partner of Tengram), which is the managing member of TCP WR, TCP SQBG Acquisition, LLC (“TCP Acquisition”) and TCP II. The closing date of the private placement transaction was July 26, 2013.

Relationship with Brand Matter

On March 28, 2013, the Company entered into a purchase agreement, by and among the Company, ETPH Acquisition, LLC, (“ETPH”) and B®and Matter, LLC (“Brand Matter”), pursuant to which the Company acquired from ETPH all of the issued and outstanding equity interests of Brand Matter. Prior to the consummation of the acquisition of the Ellen Tracy and Caribbean Joe brands in March 2013 (the “Ellen Tracy and Caribbean Joe Acquisition”), two of the Company’s directors, Mr. Sweedler and Mr. Eby (i) were members of Brand Matter and (ii) served on the board of directors of ETPH, the direct parent of Brand Matter. Mr. Sweedler also (i) served as co-chairman of the board of directors of Brand Matter, (ii) served as an executive officer of Brand Matter and (iii) beneficially owned certain membership interests of ETPH. As a consequence of Mr. Sweedler’s indirect beneficial ownership in Brand Matter and the Company and his and Mr. Eby’s positions with ETPH, the Company and Brand Matter as well as the Company and ETPH each appointed special independent committees (on which neither Mr. Sweedler nor Mr. Eby served) to review and negotiate the terms of the Ellen Tracy and Caribbean Joe Acquisition. In connection with the Ellen Tracy and Caribbean Joe Acquisition, Mr. Sweedler received shares of the Company’s common stock for all his equity interests in Brand Matter. Mr. Sweedler and Mr. Eby are also controlling partners in Tengram, which indirectly beneficially owns approximately 29.5% of the Company’s outstanding common stock as of the date hereof.

Amended and Restated Stockholders Agreement

On February 22, 2012, the Company, TCP WR and Mr. Colin Dyne, the Company’s former chief executive officer, chief financial officer and director entered into a stockholders agreement (the “Stockholders Agreement”). In connection with the Ellen Tracy and Caribbean Joe Acquisition, the Company entered into an amended and restated stockholders agreement, dated as of March 27, 2013 (the “Amended Stockholders Agreement”), pursuant to which Mr. Dyne was removed as a party. The terms of the Amended Stockholders Agreement are otherwise substantially similar to those in the Stockholders Agreement.

Entry into 2012 PIPE Purchase Agreement and Registration Rights Agreement

On December 21, 2012, the Company entered into a securities purchase agreement (the “2012 PIPE Purchase Agreement”), by and among the Company and certain accredited investors signatory thereto (the “2012 PIPE Investors”), pursuant to which the Company agreed to sell to the 2012 PIPE Investors an aggregate of 4,966,667 shares of the Company’s common stock at a purchase price of $4.50 per share, for a total offering amount of approximately $22.3 million. The 2012 PIPE Investors included the Company’s chief executive officer, Mr. Yehuda Shmidman, who agreed to purchase 11,111 shares and TCP Acquisition, a fund managed by Tengram, which agreed to purchase 733,333 shares. The closing date of the private placement transaction was January 9, 2013.

Heelys Merger Agreement

On December 7, 2012, in connection with the Company’s entry into an agreement and plan of merger (the “Heelys Merger Agreement”), the Company entered into an equity commitment letter with Tengram, pursuant to which such entity agreed to provide the Company with up to $8.1 million of equity financing, subject to the terms and conditions set forth in the commitment letter, if needed, to enable the Company to satisfy its obligations under the Heelys Merger Agreement. The commitment letter automatically terminated upon the consummation of the transactions contemplated by the Heelys Merger Agreement on January 24, 2013 without an equity financing by Tengram.

Change of Control Transaction with TCP WR Acquisition, LLC

Mr. Sweedler and Mr. Eby are each directors of the Company, and are controlling partners of Tengram, which has the sole voting control over TCP WR. On February 2, 2012, the Company entered into a securities purchase agreement (the “Tengram Securities Purchase Agreement”) with TCP WR, pursuant to which the Company sold variable rate senior secured convertible debentures due January 15, 2015 (the “Debentures”), warrants and Series A Preferred Stock to TCP WR.

The Tengram Securities Purchase Agreement provided certain piggyback rights to TCP WR for its shares of the Company’s common stock issued upon conversion of the Debentures or shares of the Company’s common stock issuable upon conversion of the warrants held by TCP WR to be included in a registration statement, subject to customary underwriter cutbacks.

In connection with the Ellen Tracy and Caribbean Joe Acquisition in March 2013, the Debentures were converted into 5,523,810 shares of the Company’s common stock at the Conversion Price and all of the issued and outstanding shares of Series A Preferred Stock were redeemed for a nominal fee of $14.50 (unrounded).

Consulting Services Agreement with Tengram Capital Management, L.P.

Pursuant to an agreement with Tengram Capital Management, L.P. (“TCM”), an affiliate of Tengram, the Company, effective as of January 1, 2013, has engaged TCM to provide services to the Company pertaining to (i) mergers and acquisitions, (ii) debt and equity financing, and (iii) such other related areas as the Company may reasonably request from time to time. TCM is entitled to receive compensation, including fees and reimbursement of out-of-pocket expenses in connection with performing its services under such agreement. The agreement remains in effect for a period continuing through the earlier of five years or the date on which TCM and its affiliates cease to own in excess of 5% of the outstanding shares of common stock of the Company. The Company paid TCM approximately $1 million and $689,000 for services under this agreement in 2013 and 2012, respectively. At December 31, 2013 and 2012, there were no amounts owed to TCM.

Additionally, in July 2013, the Company entered into a consulting arrangement with an employee of TCM, pursuant to which such employee provides legal and other consulting services at the request of the Company from time to time. The employee was also issued 125,000 shares of restricted stock, vesting over a four year period. The Company paid such employee $125,000 for services under this agreement in 2013. At December 31, 2013, there were no amounts owed to such employee.

Transactions with Tennman WR-T, Inc.

In connection with the royalty agreement between Tennman WR-T, William Rast Sourcing, LLC (“Rast Sourcing”) and William Rast Licensing, LLC (“Rast Licensing”), royalties paid by Rast Sourcing to Tennman WR-T, a minority interest holder of Rast Sourcing, amounted to approximately $1 million and $400,000 for the years ended December 31, 2013 and 2012, respectively. At December 31, 2013 and 2012, amounts owed to Tennman WR-T were approximately $388,000 and $572,000. During the years ended December 31, 2013 and 2012, the Company recorded approximately $855,000 and $930,000, respectively, in royalty expense, of which approximately $855,000 and $872,000, respectively, are included in operating expenses from continuing operations and $0 and $58,000, respectively, are included in discontinued operations.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has furnished the following report:

The Audit Committee is comprised of three non-employee directors, each of whom, in the Board of Directors’ business judgment, is “independent” within the meaning of Section 5605(a)(2) of the NASDAQ Stock Market’s Listing Rules and the applicable rules and regulations of the SEC. On behalf of the Board of Directors, the Audit Committee oversees the Company’s accounting, auditing and financial reporting processes. Management of the Company has the primary responsibility for the Company’s financial statements as well as the Company’s financial reporting processes, principles and internal controls. The Company’s independent registered public accounting firm, CohnReznick LLP (the “Auditors”) is responsible for performing an audit of the Company’s consolidated financial statements in accordance with generally accepted accounting principles and issuing a report relating to their audit as well as expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

In fulfilling its responsibilities with respect to the financial statements for the fiscal year 2013, the Audit Committee:

•	reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2013 with management and the Auditors;
•	reviewed and discussed with the Auditors the matters required to be discussed by Auditing Standard No. 16 Communication with Audit Committees;
•	received written disclosures and the letter from the Auditors regarding the Auditors’ independence as required by applicable requirements of the Public Company Accounting Oversight Board and has discussed with the Auditors their independence; and
•	considered whether the Auditors’ provision of non-audit services is compatible with maintaining their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the year ended December 31, 2013, be included in its 2013 Annual Report on Form 10-K for the fiscal year then ended. The Audit Committee has selected CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 and has asked the stockholders to ratify the selection.

The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. While the Audit Committee believes that the charter in its present form is adequate, it may in the future recommend to the Board of Directors amendments to the charter to the extent it deems necessary to react to changing conditions and circumstances.

Aaron Hollander, Chair
Al Gossett
Stewart Leonard, Jr.

The information in this report of the Audit Committee shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to Regulation 14A or 14C as promulgated by the SEC, or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act. The information in this report of the Audit Committee also shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding the beneficial ownership of our common stock as of April 22, 2014 by:

•	each of the executive officers listed in the summary compensation table;
•	each of our directors and our director nominees;
•	all of our directors and executive officers as a group; and
•	each stockholder known to us to be the beneficial owner of more than 5% of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options, warrants and other derivative securities that are currently exercisable or convertible, or exercisable or convertible within 60 days of April 22, 2014 are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or other convertible security for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

The information presented in this table is based on 24,700,578 shares of our common stock outstanding on April 22, 2014. Unless otherwise indicated, the address of each of the executive officers and directors and 5% or more stockholders named below is c/o Sequential Brands Group, Inc., 1065 Avenue of the Americas, 30th Floor, New York, NY 10018.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding
Executive Officers and Directors:
Yehuda Shmidman(1) Director, Chief Executive Officer and Secretary	105,852	*
William Sweedler(2) Chairman of the Board of Directors	8,111,362	31.4%
Matthew Eby(2) Director	7,619,178	29.5%
Al Gossett(3) Director	116,843	*
Gary Johnson(4) Director	115,251	*
Stewart Leonard, Jr.(5) Director	7,813	*
Aaron Hollander Director	—	*
Gary Klein(6) Chief Financial Officer	21,128	*
Named Directors and officers as a group (8 persons)	8,478,249	32.9%
5% Stockholders:
Tengram Capital Partners Gen2 Fund, L.P.(2)	7,619,178	29.5%
BlackRock, Inc.(7)	2,833,133	11.5%
Buckingham Capital Management, Inc.(8)	2,666,666	10.8%
Siguler Guff Small Buyout Opportunities Fund II, LP(9)	1,757,575	7.1%

*	Less than 1%.
(1)	Consists of 105,852 shares of common stock.
(2)	Consists of 5,523,810 shares of our common stock and warrants to purchase 1,104,762 shares of our common stock at an exercise price of $2.625 per share, as adjusted for the reverse stock split, issued to TCP WR, 733,333 shares of common stock issued to TCP SQBG and 257,273 shares of common stock issued to TCP SQBG II LLC (“TCP II”). Our directors, William Sweedler and Matthew Eby and our former director, Richard Gersten,, as controlling partners of TCA, which is the managing member of each of TCP WR, TCP Acquisition and TCP II, exercise voting and investment authority over (i) the shares held by TCP WR, (ii) the shares issuable upon exercise of the warrants held by TCP WR, (iii) the shares held by TCP Acquisition and (iv) the shares held by TCP II. TCA is the general partner of Tengram. Each of TCA, Tengram, Mr. Sweedler, Mr. Eby and Mr. Gersten disclaim beneficial ownership of such shares of common stock except to the extent of their pecuniary interest therein. The address of TCA, Tengram, TCP WR, TCP Acquisition and TCP II is 15 Riverside Avenue, Floor 1, Westport, CT 06880. William Sweedler is also the beneficial owner of 492,184 shares of our common stock which were issued in connection with the Ellen Tracy and Caribbean Joe Acquisition.
(3)	Consists of 116,843 shares of common stock, of which (i) 109,091 were purchased in the private placement transaction consummated on July 26, 2013 and are directly beneficially owned by Mr. Gossett and (ii) 7,752 shares of restricted common stock vesting within 60 days of April 22, 2014.
(4)	Consists of 115,251 shares of common stock, of which (i) 107,438 shares of common stock are directly beneficially owned by Mr. Johnson and (ii) 7,813 shares of restricted common stock vesting within 60 days of April 22, 2014.
(5)	Consists of 7,813 shares of common stock vesting within 60 days of April 22, 2014.
(6)	Consists of 21,128 shares of common stock.
(7)	The information reported is based on the information provided to the Company by BlackRock, Inc., pursuant to which BlackRock Inc. reported that it is the ultimate parent holding company of certain advisory subsidiaries that have the power to vote or dispose of the referenced securities. Of the 2,833,133 shares of common stock listed above, 2,500,000 are for the benefit of Blackrock U.S. Opportunities Portfolio, a series of BlackRock Funds, all of which were purchased in the private placement transaction consummated on July 26, 2013, 263,597 are for the benefit of BGF US Small & MidCap Opportunities Fund and 69,536 are for the benefit of BlackRock US Opportunities Fund (together, the “BlackRock Funds”). Each of the BlackRock Funds is an affiliate of broker-dealers, however the BlackRock Funds purchased the shares in the ordinary course of business and, at the time of purchase, had no agreements or understandings, directly or indirectly, with any person to distribute the shares. On behalf of BlackRock Advisors, LLC, the investment manager of the BlackRock Funds, Ian Jamieson, as a managing director of BlackRock Advisors, LLC, has voting and investment power over the shares of common stock held by the BlackRock Funds. Ian Jamieson expressly disclaims beneficial ownership of all shares of common stock held by the BlackRock Funds. The address of BlackRock Funds, BlackRock Advisors, LLC and Ian Jamieson is 2929 Arch Street, 16th Floor, Philadelphia, PA 19104.
(8)	The information reported is based on the information provided to the Company by Buckingham Capital Management, Inc., pursuant to which Buckingham Capital Management, Inc. reported that its beneficial ownership consists of 1,306,300 shares of common stock held by Buckingham RAF Partners LP (“RAF”), 1,173,633 shares of common stock held by Buckingham RAF Partners II, LP (“RAF II”) and 186,733 shares of common stock held by Buckingham RAF International Partners Master Fund LP (“BRIP”). Buckingham Capital Management, Inc. (“BCM”), which is an investment adviser registered with the SEC, is the investment manager and general partner for RAF and RAF II. BCM also is the investment manager for BRIP, RAF and RAF II (together, the “RAF Funds”). The general partner for BRIP is Buckingham Holdings, LLC, the managing member of which is BCM. BCM is a wholly-owned subsidiary of The Buckingham Research Group Incorporated (“BRG”), a registered broker-dealer. The RAF Funds purchased the shares in the ordinary course of business and, at the time of purchase, had no agreements or understandings, directly or indirectly, with any person to distribute the shares. BRG, along with BCM, may be deemed to beneficially own the securities held by the RAF Funds. The voting and discretionary control over the securities held by the RAF Funds is exercised by BCM’s portfolio management team, which consists of Larry Leeds, Danny Schwarzwalder and Vince Sullivan. Each of Larry Leeds, Danny Schwarzwalder and Vince Sullivan expressly disclaim beneficial ownership of all shares of common stock held by the RAF Funds. The address of BCM and the RAF Funds is 485 Lexington Avenue, Third Floor, New York, NY 10017. The address of the BRG is 750 Third Ave, New York, NY 10017.
(9)	Consists of 1,757,575 shares of common stock, of which 1,090,909 were purchased in the private placement transaction consummated on July 26, 2013 and 666,666 were purchased in the private placement transaction consummated on January 9, 2013. The general partner of Siguler Guff Small Buyout Opportunities Fund II, LP (“SBOF II”) is Siguler Guff SBOF II GP, LLC (“SBOF II GP”). SBOF II is an affiliate of a broker-dealer, however SBOF II purchased the shares in the ordinary course of business and, at the time of purchase, had no agreements or understandings, directly or indirectly, with any person to distribute the shares. SBOF II GP is also the general partner of Siguler Guff Small Buyout Opportunities Fund II (T), LP (“SBOF II T”) and Siguler Guff Small Buyout Opportunities Fund II (F), LP (“SBOF II F,” and, together with SBOF II and SBOF II T, the “SBOF II Funds”). The SBOF II Funds have entered into a participation arrangement whereby SBOF II will administer investments on behalf of itself and as nominee for SBOF II T and SBOF II F. Accordingly, SBOF II T and SBOF II F each hold an indirect beneficial interest in the shares of common stock held by SBOF II equal to the proportion of fund commitments to each of SBOF II T and SBOF II F to the aggregate commitments to the SBOF II Funds. Siguler Guff Advisers, LLC (“SGA”) is an investment adviser organized under the laws of the State of Delaware. SGA has investment authority with respect to the securities owned by SBOF II. By reason of such authority, SGA may be deemed to indirectly beneficially own the shares. SGA is controlled through the voting partners of its parent holding company (“Principals”): George W. Siguler, Andrew J. Guff, Donald P. Spencer and Ken Burns. SGA and its Principals share voting and investment power over the shares held of record by the Siguler Guff Investors. SBOF II GP, SGA and the Principals each disclaim beneficial ownership of the shares except to the extent of their pecuniary interest, direct or indirect, or their ownership interests in the SBOF II Funds. The address of SBOF II, SBOF II GP, SGA and the Principals is 825 Third Avenue, 10th Floor, New York, NY 10022.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has approved the appointment of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. While the Audit Committee retains CohnReznick LLP as our independent registered public accounting firm, the Board of Directors has decided to submit the selection of CohnReznick LLP to our stockholders for ratification as a matter of good corporate governance. If the selection of CohnReznick LLP is not ratified by affirmative vote of the majority of the votes present or represented at the Annual Meeting and entitled to vote on this proposal, the Audit Committee will review its future selection of an independent registered public accounting firm in the light of that vote result. Even if the selection of CohnReznick LLP is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change is in our best interests.

CohnReznick LLP has no financial interest of any kind in the Company, except the professional relationship between auditor and client. Representatives of CohnReznick LLP will be invited to attend the Annual Meeting. If a representative of CohnReznick LLP does attend the Annual Meeting, the representative will have an opportunity to make a statement if he or she so chooses, and will be available to respond to questions from stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF SELECTION OF COHNREZNICK LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2014

CHANGES IN INDEPENDENT AUDITOR

On December 22, 2013, the Audit Committee approved the engagement of CohnReznick LLP as our new independent registered public accounting firm. Grant Thornton LLP was dismissed as our independent registered public accounting firm on December 17, 2013.

During our fiscal years ended December 31, 2012 and 2011 and through December 17, 2013, we did not consult with CohnReznick LLP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that may be rendered on our financial statements; (iii) either a written report or oral advice to us that CohnReznick LLP concluded that would have been an important factor considered by us in reaching a decision as to any accounting, auditing, or financial reporting issue; or (iv) any matter that was the subject of any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K. On December 22, 2013, the Company formally engaged CohnReznick LLP as the Company’s independent registered public accounting firm.

The audit report of Grant Thornton LLP on the Company’s financial statements for the fiscal year ended December 31, 2012 (the only year during the last two fiscal years in which Grant Thornton LLP performed an audit on the financial statements of the Company) contained no adverse opinion or disclaimer of opinion, and such report was not qualified or modified as to uncertainty, audit scope or accounting principles, other than the expression of doubt that the Company can continue as a going concern.

In connection with the audit of the Company’s financial statements for the fiscal year ended December 31, 2012 and through December 17, 2013, there were: (i) no disagreements between the Company and Grant Thornton LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Grant Thornton LLP, would have caused Grant Thornton LLP to make reference to the subject matter of the disagreement in its report on the Company’s financial statements for such fiscal year; and (ii) no “reportable events” within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K, with the exception of a “reportable event” related to internal controls over financial reporting for the Company’s accounting for non-routine and highly complex transactions as disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

The Company requested that Grant Thornton LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter is filed as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on December 23, 2013.

On December 10, 2012, our Board of Directors approved the engagement of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2012 and Weinberg and Company was dismissed as our independent registered public accounting firm.

During our fiscal years ended December 31, 2011 and 2010 and through December 10, 2012, we did not consult with Grant Thornton LLP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that may be rendered on our financial statements; (iii) either a written report or oral advice to us that Grant Thornton LLP concluded that would have been an important factor considered by us in reaching a decision as to any accounting, auditing, or financial reporting issue; or (iv) any matter that was the subject of any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K. On December 18, 2012, the Company formally engaged Grant Thornton LLP as the Company’s independent registered public accounting firm.

The audit report of Weinberg and Company on the Company’s financial statements for the fiscal year ended December 31, 2011 (the only year during the last two fiscal years in which Weinberg performed an audit on the financial statements of the Company) contained no adverse opinion or disclaimer of opinion, and such report was not qualified or modified as to uncertainty, audit scope or accounting principles other than the expression of doubt that the Company can continue as a going concern.

In connection with the audit of the Company’s financial statements for the fiscal years ended December 31, 2011 and through December 10, 2012, there were: (i) no disagreements between the Company and Weinberg and Company on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Weinberg, would have caused Weinberg and Company to make reference to the subject matter of the disagreements in its reports on the Company’s financial statements for such fiscal year, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

The Company requested that Weinberg and Company furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter is filed as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on December 14, 2012.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Audit and Non-Audit Fees

Audit Fees

Fees for audit services provided by CohnReznick LLP totaled approximately $125,000 during the year ended December 31, 2013.

Fees for audit and review services provided by Grant Thornton LLP totaled approximately $175,000 during the year ended December 31, 2012, including fees associated with the December 31, 2012 audit.

Audit-Related Fees

There were no fees billed during the year ended December 31, 2013 for assurance and related services by CohnReznick LLP, our principal accountant, that reasonably relate to the performance of the audit or review of our financial statements. Fees for audit-related services provided by Grant Thornton LLP totaled approximately $8,000 during the year ended December 31, 2012.

Tax Fees

There were no fees billed for the years ended December 31, 2013 for professional services by CohnReznick LLP for tax compliance, tax advice, and tax planning. Fees billed for the year ended December 31, 2012 for professional services by Grant Thornton LLP for tax compliance, tax advice, and tax planning amounted to $51,000.

All Other Fees

No other fees were incurred during the years ended December 31, 2013 and 2012 for services provided by CohnReznick LLP or Grant Thornton LLP.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee approves in advance audit and non-audit services to be provided by our independent registered public accounting firm. Any service proposals submitted by our independent registered public accounting firm must be discussed and approved by the Audit Committee during its meetings. Once a proposed service is approved, we or our subsidiaries formalize the engagement of the service. No audit-related or tax services were approved by the Board of Directors in accordance with Item 2-01(c)(7)(i)(C) of Regulation S-X during the fiscal years ended December 31, 2013 and December 31, 2012.

PROPOSAL NO. 3

TO APPROVE, ON AN ADVISORY BASIS, NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), an advisory vote on the frequency of stockholder votes on executive compensation was conducted in connection with the 2013 annual meeting of stockholders. The Board of Directors recommended, our stockholders agreed, and the Board of Directors subsequently approved that the advisory vote on executive compensation be held on an annual basis. Accordingly, we are seeking an advisory stockholder vote on the compensation of our named executive officers. This proposal, also referred to as “say-on-pay,” gives stockholders the opportunity to approve, reject or abstain from voting with respect to our fiscal 2013 executive compensation programs and policies for the named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers as described in this Proxy Statement. In evaluating this say-on-pay proposal, we recommend that you review the “Executive Compensation” section of this Proxy Statement, as well as the accompanying tables and related narratives.

Our executive compensation program is simple in design and is structured to help recruit, retain and motivate a highly talented team of executives with the requisite set of skills and experience to successfully lead us in creating value for our stockholders. Our executive compensation and benefit programs are designed to reward increased stockholder value and the achievement of key operating objectives.

Because your vote on this proposal is advisory, it will not be binding on us, the Compensation Committee or the Board of Directors. However, the Compensation Committee and the Board of Directors will take into account the outcome of the vote when considering future executive compensation arrangements. Further, your advisory vote will serve as an additional tool to guide the Board of Directors and the Compensation Committee in continuing to improve the alignment of the Company’s executive compensation programs with the interests of its stockholders, and is consistent with our commitment to high standards of corporate governance. Accordingly, we are asking you to endorse our executive compensation program by voting for the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Executive Compensation section, compensation tables and narrative discussion is hereby APPROVED.

The affirmative vote of the majority of the votes present or represented at the Annual Meeting and entitled to vote on this proposal is required to approve the advisory vote on executive compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” THE FOREGOING RESOLUTION
FOR THE REASONS OUTLINED ABOVE

OTHER PROPOSALS

We are not aware of any other business to be presented to the meeting and we do not intend to bring any other matters before the meeting. However, if any other matters properly come before the meeting, the persons named in the accompanying proxy are empowered, in the absence of contrary instructions, to vote according to their best judgment.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater-than-ten percent stockholders are required by SEC regulations to furnish us with all Section 16(a) forms they file. Based solely on our review of the copies of the forms received by us and written representations from certain reporting persons that they have complied with the relevant filing requirements, we believe that, during the year ended December 31, 2013, all of our executive officers, directors and greater-than-ten percent stockholders complied with all Section 16(a) filing requirements, except for the filing of the late reports on Form 4 by (i) Mr. Gary Johnson on May 6, 2013, (ii) Mr. Stewart Leonard, Jr. on May 7, 2013, (iii) TCP WR, TCA, Mr. William Sweedler, Mr. Matthew Eby and Mr. Richard Gersten (our former director) on July 30, 2013, (iv) Mr. Gary Klein on September 4, 2013, and (v) Mr. Yehuda Shmidman on September 4, 2013.

2015 STOCKHOLDER PROPOSALS

Stockholder proposals intended to be included in our proxy statement and voted on at our 2015 annual meeting of stockholders must be received at our corporate headquarters at Sequential Brands Group, Inc., 1065 Avenue of the Americas, 30th Floor, New York, NY 10018, on or before January 1, 2015. Applicable SEC rules and regulations govern the submission of stockholder proposals and our consideration of them for inclusion in the 2015 notice of annual meeting of stockholders and the 2015 proxy statement.

Pursuant to our bylaws and applicable SEC rules and regulations, in order for any business not included in the proxy statement for the 2015 annual meeting of stockholders to be brought before the meeting by a stockholder entitled to vote at the meeting, the stockholder must give timely notice to us at our principal offices no earlier than February 12, 2015 (120 days prior to June 12, 2014, the one year anniversary of the Annual Meeting) and no later than March 14, 2015 (90 days prior to June 12, 2014). The notice must contain the information required by our Bylaws. The foregoing Bylaws provisions do not affect a stockholder’s ability to request inclusion of a proposal in our proxy statement within the procedures and deadlines set forth in Rule 14a-8 of the SEC’s proxy rules.

A copy of the Bylaws is available upon request to: Secretary of Sequential Brands Group, Inc., 1065 Avenue of the Americas, 30th Floor, New York, NY 10018. The chairperson of the meeting may exclude matters that are not properly presented in accordance with these requirements.

ANNUAL REPORT

The 2013 Annual Report on Form 10-K, which is not a part of our proxy soliciting materials, is being mailed with this proxy statement to those stockholders that received a copy of the proxy materials in the mail. For those stockholders that received the notice of internet availability of proxy materials, this proxy statement and our 2013 Annual Report on Form 10-K are available on our website at www.sequentialbrandsgroup.com.

Additionally, and in accordance with SEC rules, you may access our proxy statement at www.investorvote.com/SQBG, a “cookie-free” website that does not identify visitors to the site. A copy of the Company’s Annual Report on Form 10-K filed with the SEC will be provided to stockholders without charge upon written request directed to our Secretary of Sequential Brands Group, Inc., 1065 Avenue of the Americas, 30th Floor, New York, NY 10018. The Company’s copying costs will be charged if exhibits to the 2013 Annual Report on Form 10-K are requested. The Company makes available on or through our website free of charge our Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to such reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after filing.

By Order of the Board of Directors

/s/ William Sweedler
William Sweedler
Chairman of the Board of Directors

New York, New York
April 30, 2014

PLEASE PROMPTLY VOTE. IF YOU HAVE RECEIVED A NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS, YOU SHOULD FOLLOW THE INSTRUCTIONS FOR VOTING PROVIDED IN THAT NOTICE. IF YOU REQUESTED A HARD COPY OF THE PROXY STATEMENT, FILL IN, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ARE A STOCKHOLDER OF RECORD, YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE THE ANNUAL MEETING EITHER BY FILING WITH THE CORPORATE SECRETARY OF SEQUENTIAL BRANDS GROUP, INC., AT OUR PRINCIPAL EXECUTIVE OFFICES, A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE ANNUAL MEETING AND EXPRESSING A DESIRE TO VOTE YOUR SHARES IN PERSON. IF YOU HOLD YOUR SHARES IN STREET NAME, YOU MAY CHANGE YOUR VOTE BY SUBMITTING NEW VOTING INSTRUCTIONS TO YOUR BROKER, BANK OR OTHER NOMINEE. YOU MUST CONTACT YOUR BROKER, BANK OR OTHER NOMINEE TO FIND OUT HOW TO DO SO. ATTENDANCE AT THE ANNUAL MEETING WILL NOT IN AND OF ITSELF REVOKE A PROXY.

THE ANNUAL MEETING WILL BE HELD ON JUNE 12, 2014

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Reservation Form for Sequential Brands Group, Inc. 2014 Annual Meeting of Stockholders

Stockholders who expect to attend the Annual Meeting on June 12, 2014, at 10:00 a.m. at our corporate headquarters should complete this form and return it to the Office of the Corporate Secretary, 1065 Avenue of the Americas, 30th Floor, New York, NY 10018. Please be prepared to show proof of identification at the check-in desk at the meeting. Stockholders holding stock in brokerage accounts will need to bring a copy of a brokerage statement reflecting Sequential Brands Group, Inc. common stock ownership as of April 22, 2014.

Name

(Please Print)

Address

(Please Print)

Sequential Brands Group, Inc.

IMPORTANT ANNUAL MEETING INFORMATION

Admission Ticket

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 a.m., Eastern Time, on June 11, 2014.

Vote by Internet

- Go to **www.investorvote.com/SQBG**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board recommends a vote FOR all nominees and FOR Proposals 2 and 3.

1. Election of Class III Directors:

	For	Against	Abstain
01 - Al Gossett	☐	☐	☐
02 - Aaron Hollander	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.   /   /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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2014 Annual Meeting Admission Ticket

2014 Annual Meeting of
Sequential Brands Group, Inc. Stockholders

Thursday, June 12, 2014 10:00 am Eastern Time
Sequential Brands Group, Inc. Corporate Office
1065 Avenue of the Americas, 30th Floor, New York, NY 10018

Upon arrival, please present this admission ticket and photo identification at the registration desk.

The 2014 Proxy Statement and the 2013 Annual Report to Stockholders are available at:
www.investorvote.com/SQBG

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Sequential Brands Group, Inc.

Notice of 2014 Annual Meeting of Stockholders

1065 Avenue of the Americas, 30th Floor, New York, NY 10018
Proxy Solicited by Board of Directors for Annual Meeting — June 12, 2014

The stockholder(s) hereby appoint(s) Yehuda Shmidman and Gary Klein, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Sequential Brands Group, Inc. to be held on June 12, 2014 or at any postponement or adjournment thereof.

The undersigned hereby revokes any proxy heretofore given to vote said shares, and hereby ratifies all that said proxies at the Annual Meeting or any adjournment or postponement thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the proxies will have authority to vote FOR each nominee and FOR Proposals 2 and 3.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

(Items to be voted appear on reverse side.)